Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Niu Technologies

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(h)	1,932,056(3)	$3.43(3)	$6,626,952.08	$147.60 per $1,000,000	$978.14
Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(c) and Rule 457(h)	2,023,961(4)	$0.99(4)	$2,003,721.39	$147.60 per $1,000,000	$295.75
Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(c) and Rule 457(h)	9,043,983(5)	$0.99(5)	$8,953,543.17	$147.60 per $1,000,000	$1,321.54
Total Offering Amounts					$17,584,216.60		$2,595.43
Total Fee Offsets							—
Net Fee Due							$2,595.43

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each represents two (2) ordinary shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-227702).

(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2018 Share Incentive Plan (the “2018 Plan”), which were not previously registered under the registration statements on Form S-8 (File No. 333-229190) filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2019 (the “Existing S-8 Registration Statement”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2018 Plan. Any Class A ordinary shares covered by an award granted under the 2018 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the 2018 Plan.

(3)	The amount to be registered represents Class A ordinary shares issuable upon the exercise of outstanding options granted under the 2018 Plan as of the date of this registration statement, which were not previously registered under the Existing S-8 Registration Statement. The corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)	The amount to be registered represents Class A ordinary shares issuable upon the vesting of outstanding restricted share units granted under the 2018 Plan, which were not previously registered under the Existing S-8 Registration Statement. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$1.98 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on April 19, 2024.

(5)	These shares are reserved for future award grants under the 2018 Plan, which were not previously registered under the Existing S-8 Registration Statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$1.98 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on April 19, 2024.